UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

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AMERICAN TOWER CORPORATION
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Stockholder:

We are writing with respect to one of the proposals to be voted upon at our upcoming Annual Meeting of Stockholders to be held on May 18, 2011.

As set forth in Proposal 4 – Advisory Vote on Executive Compensation, which is outlined in detail on page 54 of our proxy statement, in accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing our stockholders the opportunity to approve, on an advisory basis, the compensation of our named executive officers as described in “Compensation Discussion and Analysis” and related tabular and narrative disclosures in our proxy statement. It has come to our attention that additional clarification regarding Proposal 4 on the proxy card accompanying the proxy statement would be useful in order to avoid possible misinterpretation. To ensure complete understanding, we are reiterating in this letter the meaning of a “FOR,” “AGAINST” and “ABSTAIN” vote on Proposal 4.

A vote “FOR” Proposal 4 means a vote FOR approval, on an advisory basis, of the compensation of our named executive officers as disclosed in our proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

A vote “AGAINST” Proposal 4 means a vote AGAINST approval, on an advisory basis, of the compensation of our named executive officers as disclosed in our proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

An abstention on Proposal 4 means you do not wish to cast a vote “FOR” or “AGAINST” approval, on an advisory basis, of the compensation of our named executive officers as disclosed in our proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

If you have already submitted a proxy card and wish to change your vote on Proposal 4, you may revoke your prior proxy by filing an instrument of revocation or a duly executed proxy bearing a later date with our Secretary, at our principal executive offices, 116 Huntington Avenue, Boston, Massachusetts 02116. If you have already submitted a proxy over the Internet and wish to change your vote on Proposal 4, you may revoke your prior proxy by submitting a new proxy in its place in accordance with the instructions set forth on the Internet voting website. You may also revoke your prior proxy by attending the Annual Meeting and voting in person. If you would like another copy of your proxy card, please call Broadridge at 1.800.542.1061.

Although the stockholder vote on Proposal 4 is non-binding, the Board of Directors encourages all stockholders to vote their shares on this matter, and will consider the outcome of the vote in future executive compensation decisions.

Sincerely,

James D. Taiclet, Jr.
Chairman of the Board, President and Chief Executive Officer